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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        MORGAN STANLEY DEAN WITTER & CO.
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             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                 36-3145972
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      (State of Incorporation              (IRS Employer Identification no.)
          or Organization)

  1585 Broadway, New York, New York                     10036
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        (Address of Principal                         (Zip Code)
          Executive Offices)


If this Form relates to the              If this Form relates to the
registration of a class of securities    registration of a class of securities
pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
Exchange Act and is effective pursuant   Exchange Act and is effective pursuant
to General Instruction A.(c), please     to General Instruction A.(d), please
check the following box. [X]             check the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-75289

Securities to be registered pursuant to Section 12(b) of the Act:


       Title of Each Class                  Name of Each Exchange on Which
       to be so Registered                  Each Class is to be Registered
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Medium-Term Notes, Series C,              THE NEW YORK STOCK EXCHANGE
Redeemable BRoad InDex Guarded
Equity-linked Securities due
May 30, 2005 ("BRIDGES") based on the
Morgan Stanley High-Technology 35
Index



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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               Item 1. Description of the Registrant's Securities to be
         Registered.

               The title of the class of securities to be registered hereunder is: "Medium-Term Notes, Series C, Redeemable BRoad InDex Guarded Equity-linked Securities(SM) due May 30, 2005 ("Redeemable BRIDGES(SM)") based on the
Morgan Stanley High-Technology 35 Index. A description of the Redeemable BRIDGES is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-75289) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated May 6, 1999 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the Redeemable BRIDGES contained in the pricing supplement dated May 17, 1999 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Redeemable BRIDGES and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

               Item 2. Exhibits.

               The following documents are filed as exhibits hereto:

               4.1 Proposed form of Global Note evidencing the Redeemable
      BRIDGES.



                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   MORGAN STANLEY DEAN WITTER & CO.
                                   (Registrant)


Date: May 17, 1999                 By: /s/ Ronald T. Carman
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                                       Name:  Ronald T. Carman
                                       Title: Assistant Secretary


                               INDEX TO EXHIBITS



Exhibit No.                                                        Page No.

4.1 Proposed form of Global Note evidencing the Redeemable           A-1
    BRIDGES